JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of International Electronics, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 10, 2005	W-NET, INC.

By: /s/ David Weiner
Name: David Weiner
Title: President

Dated: June 10, 2005	WOODMAN MANAGEMENT CORPORATION

By: /s/ David Weiner
Name: David Weiner
Title: President

Dated: June 10, 2005	/s/ David Weiner
David Weiner